IEG Holdings Corporation Announces Effectiveness of S-1 Registration Statement, NASDAQ Listing Application and Mr. Amazing Loans Record Loan Volumes

IEG Holdings approaches $7 million US cumulative loan volume level and plans further aggressive international and domestic expansion over the next 12 months

Las Vegas, Nevada – [05/01/15] – IEG Holdings Corporation (OTCPINK: IEGH) announced today that the SEC declared its Registration Statement on Form S-1 effective on April 30, 2015. It also announced that it has filed a listing application with NASDAQ. After the listing application is approved, the Company expects that its common stock will be traded on the NASDAQ Global Market. IEG Holdings also appointed three independent Board members (Matthew Banks, Ian Gilmour and Harold Hansen) in late January 2015. As a result of these appointments, IEG Holdings now has a majority independent Board.

IEG Holdings announced the approval of lending licenses and the launch of operations for three new states (Oregon, Utah and New Mexico), bringing the total to 13 states. Since launching online lending in July 2013, cumulative loan volume has increased by 2832% from $237,000 to $6,949,023 as of April 30, 2015. The rapid loan volume growth is being driven by online lending website www.mramazingloans.com, joint venture arrangements with low acquisition cost lead sources and continued state license expansion.

Paul Mathieson, Chairman/CEO and Founder of IEG Holdings Corporation, stated, “It is exciting to become an SEC reporting company, continue our rapid expansion to three new states and achieve record loan volumes. By late 2015, we hope to be in a position to offer loans in 25 states, covering approximately 250 million people, representing 80% of the US population.”

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About IEG Holdings Corporation

IEG Holdings Corporation (OTC Pink: IEGH) provides online unsecured consumer loans under the brand name “Mr. Amazing Loans” via its website www.mramazingloans.com in 13 states. The Company offers loans of $5,000 or $10,000 over a term of five years at a 19.9% to 29.9% APR. IEG Holdings plans future expansion internationally to Canada, Philippines and India. For more information about the Company, visit www.investmentevolution.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s registration statement on Form S-1, as amended, as updated from time to time in our filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Paul Mathieson – IEG Holdings Corporation Chairman/CEO and Founder

info@investmentevolution.com

+1-702-227-5626